UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2020

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2020 Long-Term Incentive Program for Certain Executive Officers

On February 13, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of ON Semiconductor Corporation (the “Corporation”) amended the Corporation’s form of Performance-Based Restricted Stock Units Award Agreement for Senior Vice Presidents and Above (Upside) (the “Upside Award Agreement”) applicable to upside performance-based restricted stock units (“Upside PBRSUs”) issued to the Corporation’s named executive officers (the “Named Executive Officers”) pursuant to the Corporation’s Amended and Restated Stock Incentive Plan, as amended from time to time. Upside PBRSUs issued pursuant to the Upside Award Agreement will be settled in stock and will vest, if at all, to the extent that the Corporation achieves certain gross margin and relative total shareholder return performance goals over a two-year performance measurement period, subject to final determination by the Committee that the applicable performance goals have been achieved.

The above description of the Upside Award Agreement is qualified in its entirety by reference to the form of the Upside Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by this reference.

2020 Cash Bonus Program for Certain Executive Officers

On February 16, 2020, the Committee determined specific parameters for incentive compensation under the Corporation’s 2020 short-term cash incentive program (the “Bonus Program”) pursuant to which cash bonuses will be issued to the Named Executive Officers based on the achievement of certain metrics during the Corporation’s fiscal year ending December 31, 2020. Cash bonuses under the Bonus Program will be earned on the basis of four performance components, with 60% of the bonus based on achievement of certain non-GAAP operating income goals, 15% of the bonus based on achievement of certain revenue goals, 5% of the bonus based on achievement of certain hiring and promotional goals designed to increase the racial and gender diversity of the Corporation’s employee population, and 20% of the bonus based on specified performance measures related to the organizational unit or department within the Corporation for which the award recipient has primary responsibility (the “Organizational Performance Metric”), except that the Organizational Performance Metric for Mr. Keith D. Jackson, President and Chief Executive Officer of the Corporation, and Mr. Bernard Gutmann, Executive Vice President, Chief Financial Officer, and Treasurer of the Corporation, will be based on the average attainment of all Organizational Performance Metrics. The Bonus Program caps the bonus attainment level at 200% of base salary for each Named Executive Officer and caps the aggregate amount that can be paid pursuant to the Bonus Program at 20% of the Corporation’s non-GAAP net income. The specific Organizational Performance Metrics for Mr. William A. Schromm, Executive Vice President and Chief Operating Officer of the Corporation, and Mr. Paul E. Rolls, Executive Vice President, Sales and Marketing of the Corporation, are as follows: Mr. Schromm – non-GAAP gross margin (5%), PPB, a product quality metric (5%), delivery (5%), and product quality excursions (5%); and Mr. Rolls – total revenue (10%) and distribution point of sale revenue (10%)

Award opportunities under the Bonus Program (expressed as a percentage of the Named Executive Officer’s base salary) for each of the Named Executive Officers has the threshold, target, and maximum amounts listed below. The Committee reviews these award opportunities from time to time.

Officer	Title	Award Opportunity
Keith D. Jackson	President and Chief Executive Officer	Threshold (0%) Target (150%) Maximum (300%)

Bernard Gutmann	Executive Vice President, Chief Financial Officer, and Treasurer	Threshold (0%) Target (85%) Maximum (170%)

William A. Schromm	Executive Vice President and Chief Operating Officer	Threshold (0%) Target (85%) Maximum (170%)

Paul E. Rolls	Executive Vice President, Sales and Marketing	Threshold (0%) Target (75%) Maximum (150%)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	2020 Form of Performance-Based Restricted Stock Units Award for Senior Vice Presidents and Above (Upside) under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 20, 2020	By:	/s/ George H. Cave
	Name:	George H. Cave
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Chief Risk Officer, Chief Privacy Officer, and Corporate Secretary

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